Exhibit 10.40

[***] Certain confidential portions (indicated by brackets and asterisks) have been omitted from the exhibit in accordance with the rules of the Securities and Exchange Commission.
AMENDMENT NO. 2 TO
STRATEGIC COLLABORATION AGREEMENT
This Amendment No. 2 (this “Amendment No. 2”) to the Agreement (as defined below) is entered into as of January 12, 2022 (the “Amendment No. 2 Effective Date”) by and between Nektar Therapeutics, a Delaware corporation, headquartered at 455 Mission Bay Boulevard South, Suite 100, San Francisco, California 94158 (“Nektar”), and Bristol-Myers Squibb Company, a Delaware corporation, headquartered at 345 Park Avenue, New York, New York, 10154 (“BMS”). Nektar and BMS may be referred to herein individually as a “Party,” or collectively as the “Parties.”
RECITALS
WHEREAS, the Parties have entered into a Strategic Collaboration Agreement dated as of February 13, 2018 and effective as of April 3, 2018, as subsequently amended by Amendment No. 1 to Strategic Collaboration Agreement, dated January 9, 2020 (the “Agreement”);
WHEREAS, the Parties have agreed to further amend the Agreement with respect to certain provisions relating to responsibility for price negotiations and certain promotional responsibilities, market access, patient support, and related activities as set forth in this Amendment No. 2;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
Article 1

DEFINITIONS
1.1.New Defined Terms. The Parties shall reasonably discuss and mutually agree upon the scope and parameters of certain activities, which shall be consistent with standard industry practices, including definitions, if necessary and appropriate, relating to market access, reimbursement and patient support, as further described herein, in the Global Pricing and Reimbursement Plan and Budget.
1.2.Amended and Restated Defined Terms. The definitions set forth below are amended and restated in their entirety and incorporated into the Agreement by this reference.
“Allowable Commercialization Expenses” shall mean those expenses (a) incurred in connection with the Commercialization of the Products pursuant to the Commercialization Plan and Budget and the Global Pricing and Reimbursement Plan and Budget, each as mutually agreed by the Parties and approved by the JCC in accordance with Section 8.3 and (b) that are consistent with the approved budget set forth in the Commercialization Plan and Budget and the Global Pricing and Reimbursement Plan and Budget, as relevant, and are specifically attributable to Products, and shall consist of (i) Cost of Goods Sold, (ii) the market access and reimbursement and patient support costs mutually agreed by the Parties and approved by the JCC under the Global Pricing

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and Reimbursement Plan and Budget, in accordance with Section 8.3, (iii) Marketing Expenses, (iv) Distribution Expenses, and (v) Post-Approval Regulatory Expenses. The JFC shall establish procedures for the calculation of Allowable Commercialization Expenses, including proper allocation of FTE costs to the extent that such FTEs promote other products (including the allocation of sales force effort between first, second and third position detail) or otherwise engage in activities not solely related to the Commercialization of the Product. For clarity, subject to Section 9.5, each Party shall be responsible for and solely bear any Commercialization expenses not contemplated in, or in excess of the agreed amounts set forth in, the approved budget set forth in the Commercialization Plan and Budget or the Global Pricing and Reimbursement Plan and Budget, as applicable.”
“Global Pricing and Reimbursement Plan and Budget” shall mean the strategy, plan and budget setting forth the pricing, market access, and reimbursement and patient support plan for each Product in the Field in the Territory on a global basis during a given Calendar Year and the [***] succeeding Calendar Years, as developed by Nektar and approved by the JCC in accordance with Section 8.3 (subject to Nektar final decision-making authority with respect to Pricing Decisions under Section 8.6(a)), as amended from time to time in accordance with the procedures set forth in this Agreement. The Global Pricing and Reimbursement Plan and Budget shall be developed by Nektar with reasonable support and input by BMS, which Nektar shall consider in good faith, with respect to market access/reimbursement and patient support and advocacy activities. Upon adoption of the Global Pricing and Reimbursement Plan in accordance with this Agreement, such plan shall become incorporated into this Agreement.
Article 2
AMENDMENTS
2.1.Section 8.3 of the Agreement is amended and restated in its entirety and incorporated into the Agreement by this reference:
“8.3    Responsibilities of the Joint Commercialization Committee. Each Party shall use Commercially Reasonable Efforts to keep the JCC informed about activities performed by that Party hereunder. The JCC will be responsible for the overall oversight of the global Commercialization of the Product. Commercialization of each Product shall be pursuant to the Commercialization Plan and Budget and the Global Pricing and Reimbursement Plan and Budget, provided that Commercialization in the countries other than Major Markets shall be conducted in a manner consistent with the Commercialization Plan and Budget and the Global Pricing and Reimbursement Plan and Budget. The JCC (or in the absence of a formal JCC meeting, the JCC Co-Chairs) shall be responsible for the following, to the extent consistent with Applicable Law (including Applicable Law, antitrust, anti-monopoly or competition law or regulation, whether or not statutory) and Section 8.9(h):
(a)    reviewing and providing timely comments to the initial Commercialization Plan and Budget proposed by BMS and the Global Pricing and Reimbursement Plan and Budget proposed by Nektar;

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(b)    updating and amending each of the Commercialization Plan and Budget and the Global Pricing and Reimbursement Plan and Budget as Regulatory Approvals for the Product are obtained (whether as a result of Collaboration Studies or Independent Studies);
(c)    overseeing the Commercialization Plan and Budget and Global Pricing and Reimbursement Plan and Budget, including approving each of the Commercialization Plan and Budget and the Global Pricing and Reimbursement Plan and Budget, and any material amendments thereto;
(d)    reviewing and providing timely comments to proposals from Nektar with respect to the initial post-approval Product price, any price increase/decrease ranges, annual price discounting/rebate ranges, and purchase, access and coverage conditions for Third Party payors and other purchasers (collectively, “Pricing Decisions”), the period for which the applicable Pricing Decisions shall apply (the “Pricing Period”) including approving any amendments thereto; provided that all Pricing Decisions shall be subject to both Parties’ legal and compliance guidelines, good faith consideration of comments and input from BMS, and Nektar final decision-making authority under Section 8.6(a);
e)    overseeing the activities of the Parties with respect to the global Commercialization and pricing of the Product under each of the Commercialization Plan and Budget and the Global Pricing and Reimbursement Plan and Budget, and providing a forum for the Parties to discuss, monitor and coordinate all activities and communications regarding the global Commercialization and pricing of the Products, including payor interactions and discount/rebate range negotiations with respect to Products;
(f)    Intentionally Blank
(g)    reviewing and providing timely comments to proposed communication strategies and communications with any Regulatory Authority regarding the global Commercialization of the Product and, if applicable, approving such proposed communications and communication strategies;
(h)    appointing working teams, to be made up of an equal number of representatives from each Party, that will hold telephone discussions at a mutually agreed-upon frequency to review global Commercialization of the Product issues that arise in the course of a study under the Commercialization Plan and Budget set forth therein, and delegating certain decision-making authority to such working teams;
(i)    reviewing each Party’s [***] forecast provided to the JCC for quantities of Product necessary for global Commercialization of the Products, which shall be reviewed [***], and for which [***];
(j)    determining the quantities of Product, necessary for global Commercialization of the Products within a sufficient minimum lead time and

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coordinating the supply of such quantities by the respective Party in accordance with Article 5 and the Supply Agreements or other arrangements;
(k)    reviewing each Party’s Commercialization forecast for the BMS Assets and other Nektar Assets used in Combined Therapies and advising each Party with respect to allocation of applicable available inventory; and
(l)    discussing any other topics or issues relating to the global Commercialization of the Product that either Party requests that cannot be resolved at the working team level.”
2.2.Section 8.5 of the Agreement is amended and restated in its entirety and incorporated into the Agreement by this reference:
“8.5    Dispute Resolution. The representatives of the JCC shall attempt in good faith to reach consensus on all matters properly brought before the JCC. Except as otherwise provided in this Agreement, if, after a good faith, reasonable and open discussion among the members of the JCC, the JCC is unable to agree on a matter that has been properly before it for a period of [***] and that calls for a decision, either Party may refer the dispute (a “JCC Dispute”) to the JEC for resolution. If the JEC is unable to reach a resolution within [***] of the referral of the JCC Dispute to the JEC, either Party may refer such JCC Dispute to the Executive Officers for resolution. Subject to the following sentence, if the Executive Officers are unable to reach a resolution within [***] of such referral and such JCC Dispute is not otherwise addressed by Section 8.6 (Final Decision-Making Authority of the Parties), the dispute shall be resolved through arbitration as provided for in Article 15, whether as a Commercial/Financial Dispute or as an Arbitration Matter. If the JCC Dispute regards the Commercialization Plan and Budget and its contents for any Product or the Global Pricing and Reimbursement Plan and Budget and its contents for any Product, then such JCC Dispute shall not be subject to arbitration hereunder, no Party shall have final decision-making authority unless otherwise specified herein and the Parties shall not be deemed to be in breach of their Commercially Reasonable Efforts to Commercialize the Product, and the previous year’s Commercialization Plan and Budget and Global Pricing and Reimbursement Plan and Budget shall apply until the Parties align and agree on a revised Commercialization Plan and Budget and Global Pricing and Reimbursement Plan and Budget.”
2.3.Section 8.6 of the Agreement is amended and restated in its entirety and incorporated into the Agreement by this reference:
“8.6    Final Decision-Making Authority of the Parties. In the event a JCC Dispute is unresolved pursuant to Section 8.5 as set forth above:
(a)    Nektar shall have final decision-making authority regarding (i) Pricing Decisions for the Product in (x) Nektar Combinations and (y) BMS Combinations, in each of (x) and (y), on a continuing, global basis, provided that the Pricing Decisions, once established for any given Pricing Period, shall not be changed during the applicable Pricing Period except as jointly agreed by the Parties through the JCC, and (ii) the Commercialization of Nektar Combinations

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and any Monotherapy, and (iii) the market access, reimbursement and patient support and advocacy activities for the Product in (x) Nektar Combinations and (y) BMS Combinations, in each of (x) and (y) on a continuing, global basis, provided that the market access, reimbursement and patient support and advocacy activities, once established for any given period under the Global Pricing and Reimbursement Plan and Budget, shall not be changed during the applicable period except as jointly agreed by the Parties through the JCC.
(b)    Subject to Nektar’s final decision-making authority with respect to Price for the Product as set forth in Section 8.6(a), BMS shall reasonably cooperate in good faith with Nektar regarding the Commercialization (but not Pricing Decisions) of the BMS Combinations, to the extent not otherwise explicitly set forth or in conflict with any other provision in this Agreement;
provided, that the Parties expressly acknowledge and agree that nothing contained in this Section 8.6 grants any decision-making authority to Nektar with respect to any pricing decisions or activities relating to any BMS Asset”
2.4.Section 8.7 of the Agreement is amended and restated in its entirety and incorporated into the Agreement by this reference:
“8.7    Pricing. As a general matter and subject to the oversight of the JCC under Section 8.3, Nektar shall be responsible for price negotiations, Pricing Decisions and other industry-standard market access activities (including interactions with Third Party payors and/or purchasers regarding the purchase, coverage, and/or reimbursement of the Product), in (a) Nektar Combinations and (b) BMS Combinations, in each of (a) and (b) in all countries in the Territory, whether developed under the Joint Development Plan or an Independent Study, provided, however, that Nektar shall not engage in any price negotiations or other interactions or make any Pricing Decisions with respect to BMS Assets, which negotiations and other interactions and decisions shall be the responsibility of and controlled by BMS. For clarity, (x) Nektar will not discuss any pricing or other contracting terms that solely relate to BMS Assets as these discussions are the sole responsibility of and controlled by BMS, and further, if Nektar were to receive a question from a Third Party regarding the price or coverage terms of a BMS Asset, Nektar will direct such question to BMS, and (y) BMS will not discuss any pricing or other contracting terms that solely relate to Nektar Assets, as these discussions are the sole responsibility of and controlled by Nektar, and further, if BMS were to receive a question from a Third Party regarding the price or coverage terms of a Nektar Asset, BMS will direct such question to Nektar. BMS shall have the right to jointly participate in any such interactions led by Nektar solely for purposes of participating in discussions relating to the clinical profile, including safety and efficacy, of the Product in BMS Combinations; provided, however, that BMS may not participate in discussions specific to and negotiations of price. With respect to the foregoing, any deviation from the Pricing Decisions requires a disclosure to and approval of the JCC, subject to Nektar’s final decision making authority under Section 8.6, as limited by such Section.
2.5.Section 8.9 of the Agreement is amended and restated in its entirety and incorporated into the Agreement by this reference:

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“8.9    Commercialization.
(a)    The Parties shall be responsible for paying all Commercialization costs incurred by such Party set forth in the Commercialization Plan and Budget and Global Pricing and Reimbursement Plan approved by the JCC, and subject further to the Revenue Reporting and Reconciliation Procedures and Section 9.5. Each Party shall use Commercially Reasonable Efforts to Commercialize Products in the Field in the Territory in accordance with the Commercialization Plan and Budget and the terms of this Agreement.
(b)    The JCC may establish standards applicable to the Parties’ performance of Commercialization activities in accordance with the Commercialization Plan and Budget, the Global Pricing and Reimbursement Plan and Budget and this Agreement, which may include standards for sales representatives promoting Products in the Field. The Parties may review and discuss each Party’s (and its Affiliates’) performance against such standards at each meeting of the JCC. If the JCC determines that a Party or its Affiliate has failed to comply with such standards and such failure could adversely affect the Development or Commercialization of any Product in the Field, or if the JCC does not agree and one Party believes such is the case, the JCC shall (or such Party may) escalate the issue to the JEC for review and resolution.
(c)    Each Party shall be responsible for day-to-day implementation of the Commercialization activities with respect to the Product for which it has or otherwise is assigned responsibility under this Agreement, the Commercialization Plan and Budget, and the Global Pricing and Reimbursement Plan and Budget and shall keep the other Party reasonably informed as to the progress of such activities, as determined by the JCC. The Commercialization Plan and Budget and the Global Pricing and Reimbursement Plan and Budget shall include a description of the respective Commercialization efforts on a country-by-country basis delegated to a Party for the Product, the Nektar Combinations and BMS Combinations.
(i)    BMS shall have certain responsibility for the promotion and marketing in the Territory for BMS Combinations Developed under the Joint Development Plan or under an Independent Study as set forth in the Commercialization Plan and Budget, and BMS shall provide reasonable support and input to Nektar, which Nektar shall consider in good faith, with respect to medical support, market access/reimbursement and patient support and advocacy activities to maximize the efficiency and effectiveness of such activities.
(ii)    Subject to Section 8.9(c)(i) above and the standards established by the JCC set forth in Section 8.9(b) above with respect to the performance of Commercialization activities, Nektar shall have primary responsibility for the promotion, marketing, medical support, market access/reimbursement and patient support and advocacy activities in the Territory for each of (x) the Nektar Combinations and (y) the BMS Combinations,

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in each of (x) and (y) Developed under the Joint Development Plan or under an Independent Study, in accordance with the Commercialization Plan and Budget and Global Pricing and Reimbursement Plan approved by the JCC.
(d)    For clarity, nothing in Section 8.9(c) shall limit either Party from promoting the Product to the extent permitted by Applicable Law outside of the scope of the Commercialization Plan and Budget, provided that (A) such promotion shall be consistent with the other provisions of this Article 8; (B) such promotion shall be consistent with the Product Brand Strategy in order to prevent counter-detailing of BMS Combinations or Nektar Combinations; (C) the Parties will not be permitted to create, disseminate or otherwise use or employ negative messaging regarding the BMS Assets and BMS Combinations, in the case of Nektar, and the Nektar Assets and Nektar Combinations, in the case of BMS; and (D) the Parties shall limit claims of efficacy and safety for any Product to those that are consistent with Applicable Laws.
(e)    Unless otherwise approved by the JCC, in the performance of Commercialization (including promotion) of the Nektar Compound and Product pursuant to this Agreement, neither Party (nor any Nektar Successor or BMS Successor) shall use, other than promotional materials approved in accordance this Agreement, the trademarks, logos, promotional materials, trade dress, copyrights, corporate logos, corporate names, visual identity and branding elements of the other Party (or the other Party’s other products) without the prior written consent of such other Party.
(f)    The Parties shall use Commercially Reasonable Efforts to ensure commercial availability of the Nektar Assets (other than the Product) or BMS Assets, as applicable, that are used in Combined Therapies, at a level and volume of supply necessary to support achievement of the forecasted sales of the Product.
(g)    Product Brand Strategy and Promotional Materials.
(i)    The JCC shall appoint a joint Product brand strategy working team (the “Product Brand Strategy Working Team”). As set forth in the Commercialization Plan and Budget, Nektar and BMS shall develop the global brand strategy for the Product (the “Product Brand Strategy”), including positioning, branding, and global messaging, that will guide the development of the relevant sales, promotion and advertising materials (x) by Nektar (for the Nektar Combinations pursuant to Section 8.9(g)(ii)) and (y) by BMS (for the BMS Combinations pursuant to Section 8.9(g)(iii)). The Product Brand Strategy must comply with each Party’s applicable SOPs, the Commercialization Plan and Budget, Applicable Laws and Regulatory Approvals. If the Product Brand Strategy Working Team cannot agree upon certain matters relating to the Product Brand Strategy, the matter may be referred to (A) the JCC or (B) for legal and compliance matters, the legal or compliance departments of the Parties, and then to the JCC for resolution, subject in this case to the final approval of the Parties’ respective compliance officers and legal departments, provided that if the Parties’

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compliance officers or legal departments are unable to reach an agreement on the matter referred to them in accordance with the immediately preceding sentence, then the Parties shall adopt the approach of the Party with the more conservative compliance or legal position regarding such matter.
(ii)    Nektar shall develop the relevant sales, promotion, market access and advertising materials relating to the Nektar Combinations for use in the Territory by Nektar and its Affiliates, provided that such materials, to the extent that they relate to the Product, shall be consistent with the Product Brand Strategy. Nektar shall be responsible for compliance for such materials, including with Applicable Law and the applicable Regulatory Approvals.
(iii)    BMS shall develop the relevant sales, promotion and advertising materials relating to the BMS Combinations for use in the Territory by BMS and its Affiliates, provided that such materials, to the extent that they relate to the Product, shall be consistent with the Product Brand Strategy. Nektar shall be responsible, and shall indemnify BMS, for compliance for market access materials, including with Applicable Law and the applicable Regulatory Approvals, developed by or on behalf of Nektar.
(iv)    Copies of all promotional materials relating to the Nektar Combinations and BMS Combinations as set forth in Sections 8.9(g)(ii) and 8.9(g)(iii), used by Nektar and BMS and their Affiliates in the Territory will be archived by Nektar and BMS, as applicable, in accordance with Applicable Law.
(v)    The JCC shall develop and approve Product packaging for use in the Territory by both Parties and their Affiliates, which shall be consistent with the Commercialization Plan and Budget and compliant with the Product Brand Strategy, each Party’s applicable SOPs, Applicable Laws and Regulatory Approvals.
(h)    The Parties shall establish reasonable procedures to protect the secrecy of Nektar’s and BMS’s competitively sensitive Confidential Information with respect to the Commercialization of Combined Therapies, including limiting access to such information to ensure that employees performing activities in connection with a Party’s assets or combination of assets outside the Joint Development Plan that compete with a Product in the Field do not receive competitively sensitive Confidential Information with respect to the Commercialization of Combined Therapies.”
Article 3
BMS COMBINATION COMMERCIALIZATION OPTION
3.1.The Parties acknowledge and agree that the pricing and promotional and related activities undertaken by Nektar herein shall not amend or supersede, or be deemed an exercise of, the BMS Combination Commercialization Option set forth in Section 8.12 of the Agreement.

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Article 4
MISCELLANEOUS
4.1.Except as amended by this Amendment No. 2, all the terms and conditions of the Agreement shall remain in full force and effect.
4.2.In the event of a conflict between the terms of this Amendment No. 2 and the terms of the Agreement, the terms of this Amendment No. 2 shall prevail.
4.3.The headings used in this Amendment No. 2 have been inserted for convenience of reference only and do not define or limit the provisions hereof.
4.4.This Amendment No. 2 may be signed in any number of counterparts (facsimile and electronic transmission included), each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
4.5.This Amendment No. 2 and all claims relating to or arising out of this Amendment No. 2 or the breach thereof shall be governed and construed in accordance with the internal laws of the State of New York, USA, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. No part of this Amendment No. 2 changes the rights and obligations of the Parties under Article 15 of the Agreement.
4.6.This Amendment No. 2 and the Agreement (as amended by this Amendment No. 2) constitute the entire understanding between the Parties with respect to the subject matter hereof, and supersede all prior agreements whether oral or written. No amendment, modification, waiver, release or discharge to this Amendment No. 2 or the Agreement shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.
4.7.This Amendment No. 2 has been prepared jointly and shall not be strictly construed against either Party. No presumption as to construction of this Amendment shall apply against either Party with respect to any ambiguity in the wording of any provision(s) of this Amendment No. 2 irrespective of which Party may be deemed to have authored the ambiguous provision(s).
[signature page follows]

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Amendment No. 2 to be executed by their duly authorized representatives as of the Amendment No. 2 Effective Date.

Nektar Therapeutics By: /s/ Gil M. Labrucherie Name: Gil M. Labrucherie Title: COO and CFO Date: January 12, 2022	Bristol-Myers Squibb Company By: /s/ Elizabeth Mily Name: Elizabeth Mily Title: EVP, Strategy & Business Development Date: January 12, 2022

Signature Page to Amendment No. 2 to
Strategic Collaboration Agreement